                 CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights," "Shareholders Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated August 4, 1998 included in this Registration Statement (Form N-1A Nos. 2-48227 and 811-2383) of Alliance Bond Fund U.S. Government Portfolio.


                                       /s/ERNST & YOUNG LLP

New York, New York
October 27, 1998







































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